Exhibit 5.2

Willis Towers Watson Public Limited Company

Willis Towers Watson House

Elm Park

Merrion Road

Dublin 4

28 February 2022

Dear Sirs

Willis Towers Watson Public Limited Company (the “Company”) and Willis Towers Watson Sub Holdings Unlimited Company (the “Subsidiary”)

We have acted as your Irish counsel in connection with the filing under the Securities Act of 1933, as amended, of the United States of America (the “Securities Act”), of a Form S-3 (the “Form S-3”) of the Company’s debt securities (“WTW Debt Securities”), preferred shares (“Preferred Shares”), unissued ordinary shares (the “Ordinary Shares”), warrants (“Warrants”), warrant units (“Warrant Units”), share purchase contracts (“Share Purchase Contracts”), share purchase units (“Share Purchase Units”), prepaid share purchase contracts (“Prepaid Share Purchase Contracts”), debt securities of Trinity Acquisition plc (“Trinity Debt Securities”) and debt securities of Willis North America Inc. (“Willis North America Debt Securities”). WTW Debt Securities, Preferred Shares, Ordinary Shares, Warrants, Warrant Units, Share Purchase Contracts, Share Purchase Units, Prepaid Share Purchase Contracts, Trinity Debt Securities and Willis North America Debt Securities are collectively referred to as the “Securities”. The Form S-3 relates to the registration of, amongst other securities, the WTW Debt Securities, the Trinity Debt Securities and the Willis North America Debt Securities which may be issued by:

(a)

the Company, as well as a guarantee of the WTW Debt Securities by the other registrants named in the Form S-3, including the Subsidiary (the “Company Guarantee”), under the agreed form of Indenture between the Company (as issuer), the guarantors party thereto including the Subsidiary and Computershare Trust Company, N.A. as trustee (the “Company Indenture”); and/or

(b)

Willis North America Inc., as well as a guarantee of such Willis North America Debt Securities by the other registrants named in the Form S-3, including the Company and the Subsidiary (the “WNA Guarantee”), under a supplemental Indenture dated 11 August 2017 between the Willis North America Inc. (as issuer), the guarantors party thereto including the Company and the Subsidiary and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association as trustee (the “Supplemental WNA Indenture”) which is supplemental to the Indenture dated 16 May 2017 between Willis North America Inc. (as issuer), the guarantors party thereto including the Company and the Subsidiary and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association as trustee (the “Original WNA Indenture”); and/or

(c)

Trinity Acquisition plc, as well as a guarantee of such Trinity Debt Securities by the other registrants named in the Form S-3, including the Company and the Subsidiary (the “Trinity Guarantee”), under a supplemental Indenture dated 11 August 2017 between Trinity Acquisition plc, the guarantors party thereto, including the Company and the Subsidiary and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association as trustee which is supplemental to a supplemental indenture dated 9 March 2016 between Trinity Acquisition plc, the guarantors party thereto, including the Company and the Subsidiary and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association as trustee (the “Trinity Supplemental Indentures”) which is supplemental to the Indenture dated 15 August 2013 between Trinity Acquisition plc (as issuer), the guarantors party thereto including the Company and the Subsidiary and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association as trustee (the “Original Trinity Indenture”).

The Company and the Subsidiary are referred to as the “Irish Obligors” and each an “Irish Obligor”. The Company Guarantee, the WNA Guarantee and the Trinity Guarantee are referred to as the “Guarantees” and the Company Indenture, the Supplemental WNA Indenture and the Trinity Supplemental Indentures, the Original WNA Indenture, the Original Trinity Indenture are referred to as the “Indentures”, and each and “Indenture”.

For the purposes of this opinion we have examined and relied upon the Form S-3, the Indentures and the documents listed in the Schedule to this opinion. The Form S-3, the Indentures and such documents are collectively referred to as the “Documents”.

We have made no searches or enquiries concerning, and we have not examined any contracts, instruments or documents entered into by or affecting the Irish Obligors or any other person, or any corporate records of the aforesaid, save for those searches, enquiries, contracts, instruments, documents or corporate records specified as being made or examined in this opinion.

This opinion is delivered in connection with the filing by the Irish Obligors of the Form S-3 with the United States Securities and Exchange Commission and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.

Assumptions

For the purposes of giving this opinion we have assumed:

(a)

the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures and seals on the Documents (including, for the avoidance of doubt, any electronic signatures);

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the directors or officers of the Irish Obligors);

(e)	that the Company Indenture, as executed and delivered, shall correspond in all material respects with the form thereof included as an exhibit to the Form S-3;

(f)

that (a) each Irish Obligor is fully solvent at the date hereof; (b) each Irish Obligor would not, as a consequence of doing any act or thing which the Form S-3, any Indenture and/or all deeds, instruments, assignments, agreements and other documents in relation to matters contemplated thereby and/or this opinion (the “Ancillary Documents”) contemplate, permit or require such Irish Obligor to do, be insolvent; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to each Irish Obligor; and (d) no receiver has been appointed in relation to any of the assets or undertaking of the Irish Obligors;

(g)

that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Form S-3, any Indenture and/or the Ancillary Documents or in any way bear upon or are inconsistent with the contents of this opinion;

(h)

that any Securities issued in accordance with the Form S-3 and the applicable prospectus supplement will be paid up in consideration of the receipt by the Company from the party to whom the Securities are to be issued, prior to, or simultaneously with, the issue of such Securities, of cash and/or other consideration at least equal to the nominal value of such Securities and, to the extent that any of the consideration for such Securities is not payable in cash, that the provisions of Section 1027, Section 1028 and Section 1029 of the Companies Act 2014 are complied with;

(i)	that the provisions of Part 23 of the Companies Act 2014 are complied with in relation to any issuance of Securities;

(j)	that any representation, warranty or statement of fact or law, other than as to the laws of Ireland, made in any of the Documents is true, accurate and complete;

(k)

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part and accurately record the resolutions passed at a meeting of the Board of Directors of the Company on 23 February 2022 and duly signed by all of the duly appointed directors of the Subsidiary on 18 February 2022 and that there is or was, at the relevant time of allotment no matter affecting the authority of the directors of any Irish Obligor to enter into the Indentures (which include the Guarantees) or to issue and/or allot any of the Securities not disclosed by the relevant Constitutional Documents or the relevant Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(l)

that, when the directors of each Irish Obligor passed the relevant Resolutions, each of the relevant directors discharged his fiduciary duties to the relevant Irish Obligor and acted honestly and in good faith with a view to the best interests of such Irish Obligor;

(m)

that each Irish Obligor has filed the Form S-3 in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Form S-3 would benefit such Irish Obligor;

(n)

that the information disclosed by the Searches was accurate as of the date the Searches were made and has not been altered and that the Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered and that no additional matters would have been disclosed by searches being carried out since that time.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matter not disclosed to us, we are of the opinion that:

(a)

The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland. The Subsidiary is a private unlimited company, which is duly incorporated and validly existing under the laws of Ireland.

(b)	Each Irish Obligor has all requisite corporate power and authority to enter into, file and perform, as applicable, its obligations under the Form S-3 and the Company Indenture.

(c)

When duly authorised, issued, allotted and fully paid for in accordance with the Form S-3, the applicable prospectus supplement and Irish law, the Ordinary Shares (including any Ordinary Shares issued pursuant to any Warrants, Warrant Units, Share Purchase Contracts, Share Purchase Units, Prepaid Share Purchase Contracts, WTW Debt Securities, Trinity Debt Securities or Willis North America Debt Securities) will be validly issued, fully paid, non-assessable shares of the Company.

(d)

When duly authorised, issued, allotted and fully paid for, in accordance with the Form S-3, the applicable prospectus supplement and Irish law, the Preferred Shares will be validly issued, fully paid, non-assessable shares of the Company.

(e)

If duly authorised, issued, allotted and fully paid for, in accordance with the Form S-3, the applicable prospectus supplement and Irish law, the issue of the Securities will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Ireland, or (ii) the Constitutional Documents as that term is defined in paragraph 3 of the Schedule to this opinion.

Reservations

This opinion is subject to the following reservations:

(a)

We express no opinion as to any law other than Irish law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Ireland. This opinion is limited to Irish law as applied by the Courts of Ireland at the date hereof. We have assumed, without enquiry, that there is nothing in the laws of any other jurisdiction which would or might affect the opinions as stated herein.

(b)

The directors’ authority to exercise any power of the Company to allot 42,560,632 ordinary shares and the disapplication of pre-emption rights in relation to issues of up to 6,448,581 ordinary shares was properly approved at the Company’s 2021 Annual General Meeting held on 11 May 2021.

(c)

Any provision in the Form S-3 or any Indenture that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(d)

Searches of the Companies Registration Office, the Register of Winding Up Petitions at the Central Office of the High Court and the Judgements Office in the Central Office of the High Court are not conclusive and it should be noted that the Companies Registration Office, the Register of Winding Up Petitions at the Central Office of the High Court and the Judgements Office in the Central Office of the High Court do not reveal:

(i)

details of matters which should have been lodged for filing or registration at the Companies Registration Office or the Central Office of the High Court but have not been lodged for filing or registration at the date the search is concluded;

(ii)

whether any arbitration or administrative proceedings are pending in relation to any Irish Obligor or whether any proceedings are threatened against any Irish Obligor, or whether any arbitrator has been appointed; or

(iii)

whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges maintained by the Companies Registration Office.

(e)	A search at the Companies Registration Office is not capable of revealing whether or not a winding up petition or a petition for the appointment of an examiner has been presented.

(f)	A search at the Registry of Winding up Petitions at the Central Office of the High Court is not capable of revealing whether or not a receiver has been appointed.

(g)

While each of the making of a winding up order, the making of an order for the appointment of an examiner and the appointment of a receiver may be revealed by a search at the Companies Registration Office, it may not be filed at the Companies Registration Office immediately and, therefore, our searches at the Companies Registration Office may not have revealed such matters.

(h)	In order to issue this opinion we have carried out the Searches and have not enquired as to whether there has been any change since the date of such Searches.

(i)

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the memorandum or articles of association of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure

This opinion is addressed to you in connection with the filing by the Irish Obligors of the Form S-3 with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as an exhibit to the Form S-3. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the United States, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to or relied upon by any person for any purpose.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Irish law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Ireland.

Yours faithfully

/s/ MATHESON

SCHEDULE

1.	The Form S-3;

2.	Each Indenture (which includes each relevant Guarantee);

3.

Searches (the “Searches”) made on 28 February 2022 at the Companies Registration Office, in the Register of Winding Up Petitions at the Central Office of the High Court and at the Judgements Office in the Central Office of the High Court against each Irish Obligor;

4.

The copy of the certificate of incorporation, certificate of incorporation on change of name and memorandum and articles of association of the Company attached to the Company’s Corporate Certificate (collectively, the “Company’s Constitutional Documents”);

5.

The copy of the certificate of incorporation and the constitution of the Subsidiary attached to the Subsidiary’s Corporate Certificate (collectively, the “Subsidiary’s Constitutional Documents” and together with the Company’s Constitutional Documents, the “Constitutional Documents”);

6.

The copy of a document containing the text of resolutions of the board of directors of the Company adopted on 23 February 2022, approving the contents and filing of the Form S-3, the Company Indenture and the acts contemplated thereby, attached to the Company’s Corporate Certificate (the “Company’s Resolutions”);

7.

The copy of the written resolutions of the directors of the Subsidiary dated 18 February 2022, approving the contents and filing of the Form S-3, the Company Indenture and the acts contemplated thereby, attached to the Subsidiary’s Corporate Certificate (the “Subsidiary’s Resolutions”); and

8.

Corporate certificate of the Company dated 28 February 2022 (the “Company’s Corporate Certificate”) and corporate certificate of the Subsidiary dated 28 February 2022 (the “Subsidiary’s Corporate Certificate” and together with the “Company’s Corporate Certificate”, the “Corporate Certificates”).